Exhibit 99.1

EXECUTION COPY

COMPANY STOCKHOLDERS AGREEMENT dated as of September 11, 2004 (this “Agreement”) among BAE SYSTEMS NORTH AMERICA INC., a Delaware corporation (“Parent”), and the individuals and other parties listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS Parent, BAE Systems Acquisition Corp., a Delaware corporation (“Sub”), and DigitalNet Holdings, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS each Stockholder owns the number of shares of Company Common Stock set forth opposite his, her or its name on Schedule A hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Representations and Warranties of Each Stockholder.  Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself, herself or itself as follows:

(a)  Organization; Authority; Execution and Delivery; No Conflicts; Enforceability.  The Stockholder (if not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  The Stockholder has all requisite power and authority to execute and deliver this Agreement and its Principal Stockholder Consent and to perform its obligations hereunder and comply with the terms hereof. The execution and delivery by the Stockholder of this Agreement and its Principal Stockholder Consent and the performance of its obligations hereunder and compliance with the terms hereof have been duly authorized by all necessary action on the part of the Stockholder.  The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.  The execution and delivery by the Stockholder of this Agreement and its Principal Stockholder Consent do not, and the performance of its obligations hereunder and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (other than Liens created pursuant to this Agreement) upon any of the assets of the Stockholder under, any provision of (i) any organizational documents of the Stockholder (if the Stockholder is not a natural person), (ii) any Contract to which the Stockholder is a party or by which assets of the Stockholder are bound or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to the Stockholder or the assets of the Stockholder, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not materially impaired or delayed, and are not reasonably likely to materially impair or delay, the Stockholder’s ability to perform its obligations hereunder or comply with the terms hereof.  No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the execution and delivery of its Principal Stockholder Consent or the performance of its obligations hereunder or the compliance with the terms hereof other than (x) compliance with and filings under the HSR Act, (y) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (z) such other Consents, registrations, declarations or filings that are contemplated by the Merger Agreement or the failure of which to obtain or make are not, individually or in the aggregate, reasonably likely to materially impair or delay the Stockholder’s ability to perform its obligations hereunder or comply with the terms hereof.  If the Stockholder is married and the Subject Shares of the Stockholder constitute community property or if spousal or other approval is required for this Agreement and its Principal Stockholder Consent to be legal, valid and binding, this Agreement and its Principal Stockholder Consent have been duly authorized, executed and delivered by, and constitute a valid and binding agreement of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms.  No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or its Principal Stockholder Consent or to the consummation of the transactions contemplated hereby.

(b)  The Subject Shares.  The Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens (other than Liens created pursuant to the terms of this Agreement or arising under federal or state securities Laws). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto.  The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

SECTION 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder as follows:  Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by the Merger Agreement. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated by the Merger Agreement have been duly authorized by all necessary action on the part of Parent.  Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.  The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated by the Merger Agreement and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) any organizational documents of Parent, (ii) any Contract to which Parent is a party or by which any assets of Parent are bound or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to Parent or the assets of Parent, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not, and are not reasonably likely to, materially impair or delay Parent’s ability to consummate the transactions contemplated by the Merger Agreement.  No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by the Merger Agreement, other than such Consents, registrations and filings contemplated by the Merger Agreement.

SECTION 3.  Covenants of Each Stockholder.  Each Stockholder, severally and not jointly, covenants and agrees as follows:

(a)  immediately following the execution and delivery of this Agreement, each Stockholder shall consent to the adoption of the Merger Agreement by delivering to the Company a Principal Stockholder Consent in the form of Exhibit A hereto.

(b)  At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares of the Stockholder against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other business combination involving the Company, (ii) any Company Takeover Proposal and (iii) any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any Company Subsidiary, which amendment or other proposal or transaction in any manner is reasonably likely to impede, frustrate, prevent or nullify any provision of the Merger Agreement, any other Transaction Agreement or the Merger or the consummation of any of the transactions contemplated hereby or thereby or change in any manner the voting rights of any class of Company Capital Stock.  The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c)  Other than pursuant to the terms of this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement with respect to the Transfer of, or any profit sharing arrangement relating to, any Subject Shares to or with any person other than pursuant to the Merger Agreement or other Transaction Agreements or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

(d)  The Stockholder shall not, nor shall it authorize or permit any Representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that the Stockholder may, and may authorize and permit any Representative of the Stockholder to, participate in discussions or negotiations with any person regarding a Company Takeover Proposal if at such time (i) such Stockholder has been notified by the Company that the Company is permitted to engage in discussions or negotiations with such person regarding such Company Takeover Proposal in accordance with Section 5.02(a) of the Merger Agreement (“Permitted Discussions or Negotiations”), (ii) such Stockholder reasonably believes that the Company is permitted to engage in Permitted Discussions or Negotiations, and (iii) the Company is actually engaged in Permitted Discussions or Negotiations.  The Stockholder shall, and shall cause each Representative of the Stockholder to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished to such person or its Representatives.  The Stockholder promptly shall advise Parent orally and in writing of any Company Takeover Proposal or inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry.

(e)  The Stockholder shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably requested by Parent from the Stockholder in its capacity as a stockholder of the Company to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated hereby and by the other Transaction Agreements as in effect on the date hereof.  The Stockholder shall not issue any press release or make any other public statement with respect to any Transaction Agreement, the Merger or any other transaction contemplated hereby or by the other Transaction Agreements without the prior consent of Parent, except as may be required by applicable Law or court process after consultation with, and having provided an opportunity for review and comment on such press release or other public statement by, the Company to the extent practicable.

(f)  The Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Transaction Agreements, the Merger and the other transactions contemplated hereby or thereby.  The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 in connection with the Merger.

SECTION 4.  Additional Payments.

(a)  If the Termination Fee becomes payable pursuant to Section 6.07(b) of the Merger Agreement and a Company Takeover Proposal is consummated, each Stockholder shall, severally and not jointly, pay to Parent an amount in cash equal to 65% of the Excess Profit (as defined below), if any, of such Stockholder from the consummation of such Company Takeover Proposal.  Any payment of profit under this Section 4(a) shall be paid within three business days after consummation of such Company Takeover Proposal by wire transfer of same day funds to an account designated by Parent to the extent the Stockholder receives cash in an amount equal to the Excess Profit from the consummation of such Company Takeover Proposal.  To the extent the Stockholder does not receive cash in an amount equal to the Excess Profit from the consummation of such Company Takeover Proposal, the Repayment Amount paid under this Section 4(a) shall be paid within ten business days after consummation of such Company Takeover Proposal by wire transfer of same day funds to an account designated by Parent.

(b)  If a Company Takeover Proposal made by Parent (including as a result of any amendment of the Merger Agreement) which provides for consideration paid in respect of each share of Company Common Stock of such Stockholder in excess of $30.25 is consummated pursuant to an Acquisition Agreement (including the Merger Agreement, as amended) entered into on, or within six months of, the date of this Agreement, then each Stockholder shall, severally and not jointly, pay to Parent an amount in cash equal to 65% of the Excess Profit of such Stockholder from the consummation of such Company Takeover Proposal (with respect to such Stockholder, the “Repayment Amount”).  Any Repayment Amount paid under this Section 4(b) shall be paid within three business days after consummation of such

Company Takeover Proposal by wire transfer of same day funds to an account designated by Parent.

(c)  For purposes of this Section 4, the “Excess Profit” of any Stockholder from any Company Takeover Proposal (including as a result of any amendment to the Merger Agreement) shall equal, if positive, (i) the aggregate consideration received by such Stockholder pursuant to such Company Takeover Proposal, valuing any non-cash consideration (including any residual interest in the Company retained immediately following consummation of such Company Takeover Proposal) at its Fair Market Value (as defined below) on the date of such consummation, less (ii) $30.25, multiplied by the number of Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto.

(d)  For purposes of this Section 4, the Fair Market Value of any non-cash consideration consisting of:

(i) securities listed on a national securities exchange or traded on the Nasdaq National Market shall be equal to the average closing price per share of such security as reported on such exchange or Nasdaq National Market for the ten trading days prior to the date of determination; and

(ii) consideration which is other than securities of the form specified in clause (i) above shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination, provided further, that the reasonable and customary fees and expenses of all such investment banking firms shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand.  The determination of the Fair Market Value of any non-cash consideration by the investment banking firm shall be binding upon the parties.

(e)  Notwithstanding anything in Section 4(b) to the contrary, in the event a Company Takeover Proposal made by Parent (including any amendment of the Merger Agreement) with respect to which a payment is due under Section 4(b) is consummated, Parent shall have the right to offset the total payment owed to each Stockholder by an amount up to and including the Repayment Amount with respect to each Stockholder (which offset shall reduce the Stockholder’s obligations pursuant to Section 4(b) in an amount equal to the Repayment Amount so offset pursuant to this Section 4(e)).

SECTION 5.  Termination.  This Agreement, other than Section 4, shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, other than with respect to the liability of any party for breach hereof prior to such termination.  Section 4 shall terminate upon the expiration of all rights thereunder.

SECTION 6.  Additional Matters.  (a) Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

(b) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer of the Company.  Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

SECTION 7.  General Provisions.

(a)  Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c)  Interpretation.  When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereby”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented unless otherwise specified. References to a person are also to its permitted successors and assigns.

(d)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(e)  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent.  In respect of each Stockholder, this Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to each Stockholder.  Each party need not sign the same counterpart.

(f)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent the Laws of Delaware are mandatorily applicable to the Merger.

(h)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by Parent without the prior written consent of each Stockholder or by any Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i)  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court, any Federal court located in the State of New York or the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity.  In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court, any Federal court located in the State of New York or the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any transaction in any court other than a New York state court, any Federal court sitting in the State of New York or the State of Delaware or any Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

BAE SYSTEMS NORTH AMERICA INC.

By
/s/ Sheila C. Cheston
Name: Sheila C. Cheston
Title:Senior Vice President, General Counsel and Secretary

GTCR FUND VII, L.P.

By:	GTCR PARTNERS, VII, L.P.
Its:	General Partner

By:	GTCR GOLDER RAUNER, L.L.C.
Its:	General Partner

By

/s/ Philip A. Canfield
Name: Philip A. Canfield
	Its:	Principal

GTCR CO-INVEST, L.P.

By:	GTCR PARTNERS, VI, L.P.
Its:	General Partner

By:	GTCR GOLDER RAUNER, L.L.C.
Its:	General Partner

By

/s/ Philip A. Canfield
	Name:	Philip A. Canfield
	Its:	Principal

BAJAJ FAMILY LIMITED PARTNERSHIP

by
/s/ Ken S. Bajaj
	Name:	Ken S. Bajaj
	Title:	Manager

KEN S. BAJAJ

/s/ Ken S. Bajaj